Exhibit 10.17

Bionomics Limited

Apeiron Investment Group Ltd.

Subscription Agreement

Level 9, 211 Victoria Square

ADELAIDE SA  5000

T +61 8 8239 7111 | F +61 8 8239 7100

www.jws.com.au

SYDNEY  | PERTH  | MELBOURNE  | BRISBANE  | ADELAIDE

Liability limited by a scheme approved under Professional Standards Legislation

Contents

1	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	5
2	FIRB Condition	6
2.1	Application	6
2.2	Waiver	6
2.3	Notices	6
3	Subscription for and issue of First Placement Shares	7

4	First Placement Completion	7
4.1	Time and place	7
4.2	Obligations of Apeiron	7
4.3	Obligations of Company	7
4.4	Simultaneous actions at Completion	8
5	Obligations following issue of First Placement Shares	8
5.1	Cleansing Notice	8
5.2	ASX Quotation	8
5.3	Bound by constitution	8
5.4	Holding statement	8
6	Board representation – First Placement Completion	8

7	General Meeting	9
7.1	Condition precedent to Second Placement and other offers	9
7.2	Reasonable endeavours	10
7.3	General obligations	10
7.4	Company Board recommendations	11
7.5	Waiver	11
7.6	Failure to satisfy Conditions	11
8	Subscription for and issue of Second Placement Shares	11

9	Second Placement Completion	12
9.1	Time and place	12
9.2	Obligations of Apeiron	12
9.3	Obligations of Company	12
9.4	Simultaneous actions at Completion	12
10	Obligations following issue of Second Placement Shares	12

10.1	Cleansing Notice	12
10.2	ASX Quotation	12
10.3	Bound by constitution	13
10.4	Holding statement	13
11	Board representation – Second Placement Completion	13

12	Concurrent and follow on capital raising	14
12.1	Entitlement offer	14
12.2	Further Offers	14
13	Further Offer underwriting	15

14	Obligations following issue of FO Shortfall Shares	16
14.1	Cleansing Notice	16
14.2	ASX Quotation	17

i

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14.3	Bound by constitution	17
15	Warrants	17

16	Warranties	17
16.1	Company’s representations and warranties	17
16.2	Apeiron’s representations and warranties	19
16.3	When warranties given	20
16.4	Separate warranties and survival	21
16.5	No other warranties and no reliance	21
16.6	Qualifications	21
16.7	Time limit	21
16.8	Cap	21
16.9	Acknowledgments	22
17	Announcements	22
17.1	Announcement of the transaction	22
17.2	Public announcements	22
18	Confidentiality	22
18.1	Mutual obligations	22
18.2	Disclosure	22
19	Miscellaneous	22
19.1	No waiver	22
19.2	Severance	23
19.3	About this document	23
19.4	Governing law and jurisdiction	23
19.5	Costs	23
19.6	Further acts	23
19.7	Assignment	23
19.8	No Merger	23
19.9	Reorganisation adjustment	23
19.10	Syndication	24
20	Notices and other communications	24
20.1	Service of notices	24
20.2	Effective on receipt	24
Execution		26

Annexure 1 – Terms of Warrants		27

Subscription Agreement

Date 1 June 2020

Parties

1	Bionomics Limited (ABN 53 075 582 740) (Company)

Address:                 31 Dalgleish Street, Thebarton SA 5031

Email:                     jmoschakis@bionomics.com.au

Contact:                 Company Secretary

2	Apeiron Investment Group Ltd. (Apeiron)

Address:                 Block A, Apt. 12, Il-Piazzetta, Tower Road, Sliema, SLM 1605, Malta

Email:                     jh@apeiron-investments.com

Contact:                 Julien Hoefer

Recitals

A	The Company is listed on the ASX.

B	The Company has agreed to issue, and Apeiron has agreed to subscribe for or procure subscriptions for, the Placement Shares on and subject to the terms in this document.

C	Apeiron has agreed to underwrite the issue of a further 250,000,000 Shares at not less than $0.06 per Share on and subject to the terms in this document.

Operative part

1	Definitions and interpretation

1.1	Definitions

The following definitions apply in this document, unless the context requires otherwise.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ABN 98 008 624 691 or, as the context requires, the securities market operated by it.

ASX Listing Rules means the listing rules of ASX.

Board means the board of directors of the Company.

Business Day means a day which is a “business day” under the ASX Listing Rules.

Claim means any claim, cost (including legal costs on a solicitor and client basis), damages, expenses, tax, liability, loss, obligation, allegation, suit, demand, cause of action, proceeding or judgement of any kind however calculated or caused and whether direct or indirect, consequential, incidental or economic.

Concurrent Entitlement Offer has the meaning given in clause 12.1(a).

Confidential Information means any of the business, commercial, financial or technical information of the party which was provided by one party or its Representatives to the other in writing prior to the date of this document, and includes notes, records and copies made by a

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party or any of its Representatives of such information, but excludes information which is in the public domain (other than as a result of a breach of this document by the relevant party).

Corporations Act means the Corporations Act 2001 (Cth), as modified by any applicable ASIC class orders, ASIC legislative instruments or ASIC relief.

Equity Securities has the same meaning as “equity securities” in the ASX Listing Rules.

Exempt Investor means a sophisticated or professional investor (as those terms are defined in Chapter 6D of the Corporations Act) or other person to whom an offer or issue of Shares can be made without a disclosure document under section 708 of the Corporations Act and who is exempt from any additional disclosure, registration or other similar applicable requirements under the law applicable in the place in which the offer, issue or subscription is received or made.

Explanatory Memorandum means the notice of meeting and explanatory memorandum in relation to the Shareholders Meeting.

FATA means the Foreign Acquisitions and Takeovers Act 1975 (Cth).

FIRB Condition means either:

(a)

Apeiron receives a written notice, by or on behalf of the Treasurer (or the Treasurer’s delegate), stating that, or to the effect, that there is no objection to the transactions the subject of the Item 7 Section 611 Resolution, under the FATA, either unconditionally or on terms and conditions satisfactory to Apeiron, acting reasonably;

(b)	the Treasurer becomes precluded from making an order in relation to the transactions the subject of the Item 7 Section 611 Resolution under the FATA; or

(c)

if an interim order is made under the FATA in respect of the transactions the subject of the Item 7 Section 611 Resolution, the subsequent period for making a final order prohibiting those acquisitions elapses without a final order being made.

First Placement means the issue of the First Placement Shares by the Company to Apeiron and the payment of the First Placement Subscription Amount by Apeiron to the Company.

First Placement Completion means completion of the issue of the First Placement Shares in accordance with clause 4.

First Placement Completion Date means the date the First Placement Subscription Amount is received by the Company in immediately available funds, which date must be no later than 10 Business Days following the date of this document or such other date agreed by the Company and Apeiron.

First Placement Shares means 81,500,000 Shares.

First Placement Subscription Amount means $3,260,000.

FO Allotment Date means, in relation to a Further Offer, the date for the allotment of Shares issued under the Further Offer as specified in the offer documents for that offer.

FO Backstop Date has the meaning given in clause 12.2(a).

FO Backstop Subscription Requirement means the amount calculated in accordance with the following:

($15,000,000 – FO Subscription Funds)

FO Underwritten Price

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FO Closing Date means, in relation to a Further Offer, the closing date for that Further Offer as specified in the offer documents for that offer.

FO Notice Date has the meaning given in clause 12.2(a).

FO Offer Price means, in relation to a Further Offer, a price of not less than $0.06 per Share as determined by the Company.

FO Shortfall Notice means a notice provided by the Company under clause 13(a).

FO Shortfall Notice Deadline Date means:

(a)	in relation to a FO Shortfall Notice provided under clause 13(a)(i), the date that is two Business Days after the FO Closing Date (or such other date as may be agreed by the parties); or

(b)	in relation to a FO Shortfall Notice provided under clause 13(a)(ii), the date that is 20 Business Days after the FO Backstop Date (or such other date as may be agreed by the parties).

FO Shortfall Shares means the number of Shares specified in a FO Shortfall Notice.

FO Shortfall Subscribed Amount means the amount actually subscribed (whether by Apeiron or by third parties) under clause 13(b) for FO Shortfall Shares.

FO Subscription Funds means the amount of immediately available funds received by the Company under all Further Offers (including any funds received in accordance with clause 13(b)).

FO Underwritten Price means $0.06 per Share.

Further Offers has the meaning given in clause 12.2(a) and Further Offer means any one of them.

Government Agency means any governmental, semi-governmental, municipal or statutory authority, instrumentality, organisation, body or delegate or administrative, monetary or financial authority, or self-regulatory organisation or stock exchange.

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(b)

it has had a controller (as defined in the Corporations Act) appointed or is in liquidation or provisional liquidation, under administration or wound up or has had a receiver or receiver and manager appointed to any part of its property;

(c)

it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this document);

(d)

an application or order has been made, resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to any event or circumstance referred to in subparagraph (a), (b) or (c) above occurring;

(e)	it is taken (under section 459F(1)) to have failed to comply with a statutory demand;

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(f)	it is the subject of an event described in section 459C(2)(b) or section 585 (or it makes a statement from which another party to this document reasonably deduces it is so subject);

(g)	it is otherwise unable to pay its debts as and when they fall due; or

(h)	something having a substantially similar effect to any event or circumstance referred to in subparagraphs (a) to (g) above happens in connection with that person under the law of any jurisdiction.

Independent Expert’s Report means the report of a duly qualified independent expert to be prepared in accordance with the Corporations Act and ASIC policy and practice, for inclusion in the Explanatory Statement stating whether or not in its opinion the transactions the subject of the Item 7 Section 611 Resolution are fair and reasonable and setting out reasons for that opinion, and includes any update to that report.

Item 7 Section 611 Resolution means the resolution described in clause 7.1(c).Nominee Protocol has the meaning given in clause 6(d).

Placement Shares means First Placement Shares and Second Placement Shares.

Pro Rata Issue has the meaning given in the ASX Listing Rules.

Registry means Company’s registry, Computershare Investor Services Pty Ltd.

Related Body Corporate has the meaning given in the Corporations Act.

Representative of a party include an officer, employee, agent, auditor, adviser, financier (including syndicatees), insurance broker, technical expert, partner, associate, consultant, joint venturer or sub-contractor of that party or a Related Body Corporate of that party.

Second Placement means the issue of the Second Placement Shares by the Company to Apeiron and the payment of the Second Subscription Amount by Apeiron to the Company.

Second Placement Completion means completion of the issue of the Second Placement Shares in accordance with clause 9.

Second Placement Completion Date means the date that is five Business Days after the date upon which the Stage 2 Condition has been satisfied or waived or other date agreed by the Company and Apeiron in writing.

Second Placement Shares means 54,333,000 Shares.

Second Placement Subscription Amount means $2,173,000.

Shares means the fully paid ordinary shares in the capital of the Company.

Shareholders Meeting means the general meeting of the Company’s shareholders to be convened to consider, and if thought fit, pass the resolutions referred to in the Stage 2 Condition.

Stage 2 Condition has the meaning given in clause 7.1.

Stage 2 Condition End Date means the date that is 3 months after the First Placement Completion Date.

Subscription Price means, for each First Placement Share and each Second Placement Share, $0.04.

Syndication has the meaning given in clause 19.9.

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Trading Day has the meaning given to that term in the Listing Rules.

US Persons has the meaning given to that term in Rule 902(k) under the US Securities Act.

US Securities Act means the US Securities Act of 1933, as amended.

Warrants means 150,000,000 warrants on the terms set out in Annexure 1 or with such amendments (if any) as ASX notifies the Company that it requires for the purposes of Chapter 6 of the ASX Listing Rules.

1.2	Interpretation

In this document, unless a contrary intention appears:

(a)	words or expressions importing the singular include the plural and vice versa;

(b)	words or expressions importing a gender include the other gender;

(c)	words or expressions denoting individuals include corporations, firms, unincorporated bodies, government authorities and instrumentalities;

(d)	a reference to a party includes that party’s successors and permitted assigns;

(e)	where a word or expression is defined or given meaning, another grammatical form has a corresponding meaning;

(f)	any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this document;

(g)

a provision of this document must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this document or the inclusion of the provision in this document;

(h)	a reference to this document or another document includes that document as amended, varied, novated, supplemented or replaced from time to time;

(i)	a reference to legislation or a provision of legislation includes:

(i)	all regulations, orders or instruments issued under the legislation or provision; and

(ii)	any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(j)	any recitals, schedule or annexure form part of this document and have effect as if set out in full in the body of this document;

(k)	a reference to dollars or $ is a reference to Australian dollars;

(l)

a reference to a payment in immediately available funds refers to cash, a bank cheque the drawer of which is an Australian bank, a telegraphic transfer of cleared funds or a direct credit of cleared funds; and

(m)

where an act would be required to be done, or a time limit or period would expire, on a day which is not a Business Day, the act must be done, or the limit or period will expire, on the following Business Day.

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2	FIRB Condition

2.1	Application

(a)	Apeiron must use its best endeavours to procure the satisfaction of the FIRB Condition as soon as reasonably practicable after the date of this document and in particular must:

(i)

make all necessary and appropriate applications and supply all necessary and appropriate information which is within its power to make or supply for the purpose of enabling satisfaction of the FIRB Condition; and

(ii)

in a timely manner do, or cause to be done, all things and execute, or cause to be executed, all documents which are within its powers to do or execute, or cause to be done or executed (as the case may be), which are reasonably necessary in order to procure, as soon as reasonably practicable after the date of this document, the satisfaction of the FIRB Condition.

(b)

The Company must use reasonable endeavours to assist Apeiron to satisfy the FIRB Condition as soon as reasonably practicable after the date of this document and in particular must supply all reasonable and appropriate information relating to it which is within its power to make or supply for the purpose of assisting to enable satisfaction of the FIRB Condition.

(c)

Without limiting clause 2.1(a), and subject to the Company complying with clause 2.1(f), unless Apeiron has already done so, Apeiron must, by no later than 10 Business Days after the date of this document, submit an application to the Foreign Investment Review Board in connection with the FIRB Condition.

(d)	Apeiron must not take any action that would, or would be likely to, prevent or hinder satisfaction of the FIRB Condition.

(e)

For the avoidance of doubt, and notwithstanding any other provision of this clause 2.1, nothing in this clause 2.1 will require or oblige Apeiron to accept any term or condition relating to any notice of no objection under the FATA other than usual, standard or customary terms or conditions.

(f)

The Company agrees to provide all assistance reasonably requested by Apeiron in respect of the preparation by Apeiron of its application to the Foreign Investment Review Board in connection with the FIRB Condition, such assistance to be provided as soon as reasonably practicable after being requested.

2.2	Waiver

The FIRB Condition cannot be waived.

2.3	Notices

Each party must:

(a)	supply the other party with copies of all applications made and all information supplied for the purpose of enabling satisfaction of the FIRB Condition;

(b)	keep the other parties fully informed in a timely manner (by notices in writing) in relation to progress towards the satisfaction of the FIRB Condition; and

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(c)	promptly notify the other parties in writing as soon as the party becomes aware that the FIRB Condition is satisfied or becomes (or is likely to become) incapable of being satisfied.

3	Subscription for and issue of First Placement Shares

(a)

On First Placement Completion, Apeiron must subscribe for, or procure the subscription of, the First Placement Shares at the Subscription Price and the Company must issue to Apeiron, or to Apeiron and Exempt Investors nominated by Apeiron and approved by the Company, the First Placement Shares, free from all encumbrances, on the terms and conditions set out in this document. Apeiron must provide such evidence as is reasonably required by the Company to confirm that any person nominated by Apeiron is an Exempt Investor.

(b)

This document serves as an application by Apeiron for the issue of the First Placement Shares to Apeiron on First Placement Completion and accordingly it will not be necessary for Apeiron to provide a separate (additional) application on or before the First Placement Completion Date.

(c)	The consideration for the issue of all of the First Placement Shares will be payment of the First Placement Subscription Amount by Apeiron.

(d)

On or before the date that is three Business Days after the date of this document, Apeiron must give an unconditional instruction to its bank or financial institution for the payment of the First Placement Subscription Amount to the Company to an account nominated by the Company for this purpose and provide evidence of that instruction to the Company.

4	First Placement Completion

4.1	Time and place

First Placement Completion will take place on the First Placement Completion Date at such time and place as the parties may agree in writing, or failing agreement as reasonably determined by the Company.

4.2	Obligations of Apeiron

Apeiron must do all things reasonably necessary to ensure that the Company receives the payment of the First Placement Subscription Amount to the Company in immediately available funds to an account nominated by the Company for this purpose as soon as reasonably practicable and in any event within 10 Business Days of the date of this document.

4.3	Obligations of Company

On First Placement Completion, the Company must, subject to the performance of Apeiron’s obligations in clauses 3(d) and 4.2 and receipt of the First Placement Subscription Amount in immediately available funds:

(a)	allot and issue the First Placement Shares to each subscriber of First Placement Shares;

(b)	procure that the Registry promptly enters each subscriber of First Placement Shares in the Company’s register as the holder of the First Placement Shares; and

(c)	deliver an irrevocable instruction to the Registry to send to each subscriber of First Placement Shares a holding statement for the holding of the First Placement Shares.

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4.4	Simultaneous actions at Completion

(a)

The obligations of the parties under this document are interdependent and all actions required to be performed on or at First Placement Completion will be taken to have occurred simultaneously on the First Placement Completion Date.

(b)	No delivery or payment will be deemed to have been made at First Placement Completion until all deliveries and payments due to be made at First Placement Completion have been made.

5	Obligations following issue of First Placement Shares

5.1	Cleansing Notice

As soon as practicable after the issue of the First Placement Shares, but in any event by 10.00am on the Business Day after the date of First Placement Completion, the Company must give to the ASX a notice which complies with section 708A(6) of the Corporations Act in relation to the First Placement Shares and which confirms that the Company has not withheld any excluded information for the purposes of section 708A(6)(e) of the Corporations Act.

5.2	ASX Quotation

As soon as practicable after the issue of the First Placement Shares, but in any event by 10.00am on the Business Day after the date of First Placement, the Company must apply to ASX for official quotation of the First Placement Shares on the ASX and do all things necessary to ensure that the First Placement Shares are quoted as soon as practicable on such terms and conditions as are usual for the quotation of securities.

5.3	Bound by constitution

Apeiron agrees (and must procure that each subscriber of First Placement Shares agrees) to be bound by the constitution of the Company in respect of the First Placement Shares.

5.4	Holding statement

The Company must ensure that any holding statement described in clause 4.3(c) is delivered to Apeiron within 5 Business Days after the date of First Placement Completion.

6	Board representation – First Placement Completion

(a)

Subject to clause 6(d), on and from First Placement Completion occurring, Apeiron may from time to time nominate one person to be appointed as a director of the Company (First Apeiron Nominee) by providing the Company with a written nomination, together with a written consent by the First Apeiron Nominee to act as a director of the Company.

(b)

Where Apeiron has exercised its nomination right under clause 6(a) then the Company will procure that the Board resolves to appoint the First Apeiron Nominee as an additional director to the Board so that the appointment takes effect from a date no later than 3 Business Days after Apeiron has exercised its nomination right (subject to First Placement Completion occurring, and subject to the First Apeiron Nominee providing a consent to act and any other disclosures required by the Corporations Act or ASX Listing Rules).

(c)	Subject to clause 6(e), the Company will ensure that the Board will support the nomination and re-election or appointment of the First Apeiron Nominee at the next general meeting of the Company.

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(d)

Apeiron undertakes to comply with, and ensure that any First Apeiron Nominee will comply with, the Nominee Protocol agreed with Apeiron prior to the date of this document (Nominee Protocol). Apeiron will cause any First Apeiron Nominee to acknowledge their agreement to the terms of the Nominee Protocol by signing the Nominee Protocol as a condition of their nomination.

(e)

If the First Apeiron Nominee fails to be re-elected or appointed as a director of the Company at the general meeting referred to in clause 6(c) (or any other general meeting of the Company) or is otherwise removed from the Board (at any time), then clauses 6(a), 6(b) and 6(c) will apply from the date of removal of the First Apeiron Nominee from the Board and will continue to apply until there is a First Apeiron Nominee appointed to the Board (provided that, if a resolution to re-elect or appoint a First Apeiron Nominee is put to a general meeting of the Company, but the resolution is not passed, Apeiron must nominate a different individual as the First Apeiron Nominee in order for the Company’s obligations under clauses 6(a), 6(b) and 6(c) to continue to apply).

(f)

Clauses 6(a), 6(b) and 6(c) and 6(e) will apply in respect of successive First Apeiron Nominees, but those clauses cease to apply if Apeiron (together with each subscriber of First Placement Shares, each subscriber of Second Placement Shares and each subscriber of FO Shortfall Shares) ceases to have a beneficial interest in at least 10% of the Shares. If that occurs, Apeiron will procure that the First Apeiron Nominee retires immediately.

7	General Meeting

7.1	Condition precedent to Second Placement and other offers

Clauses 8 to 13 do not become binding on the parties, and Second Placement Completion must not take place, until the Company’s shareholders approve:

(a)	the issue of the First Placement Shares for the purposes of ASX Listing Rule 7.4 (and for all other purposes);

(b)	the issue of the Second Placement Shares for the purposes of ASX Listing Rule 7.1 and ASX Listing Rule 10.11 (and for all other purposes);

(c)	Apeiron increasing its voting power in the Company from a point that is below 20% to a point that is above 20% that would otherwise be in breach of section 606 of the Corporations Act as a result of:

(i)	the subscription of any Shares under the Concurrent Entitlement Offer;

(ii)	the subscription of any Shares under any Further Offer or as a result of Apeiron complying with its obligations under clause 13 of this document; and

(iii)	the issue of the Warrants, and the issue of Shares upon exercise of the Warrants,

for the purposes of item 7 of section 611 of the Corporations Act (and for all other purposes);

(d)

if the Company obtains a waiver from ASX of ASX Listing Rule 7.3.4 to permit the FO Shortfall Shares to be issued by the dates contemplated by clause 13, the issue of FO Shortfall Shares for the purpose of ASX Listing Rule 7.1 (and for all other purposes);

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(e)

any other approval, in the reasonable opinion of the Company or Apeiron, required under the ASX Listing Rules, the Corporations Act or any other purpose in connection with the transactions the subject of clauses 8 to 13; and

(f)	the re-election or appointment of the First Apeiron Nominee as a director of the Company,

being, the Stage 2 Condition.

7.2	Reasonable endeavours

Each party must use its reasonable endeavours to procure the due fulfilment of the Stage 2 Condition as soon as practicable after the date of First Placement Completion and in any event before the Stage 2 Condition End Date and in particular:

(a)	the Company must:

(i)	prepare the Explanatory Memorandum in a timely manner;

(ii)	engage an appropriately qualified independent expert to prepare, and procure the finalisation of, the Independent Expert’s Report in a timely manner;

(iii)	convene the Shareholders Meeting in a timely manner;

(iv)	file any necessary notices and applications in relation to the Stage 2 Condition with the relevant Government Agency as soon as possible;

(v)	provide Apeiron with:

(A)	material drafts of the Explanatory Memorandum, Independent Expert’s Report and any other material documents, notices or applications under clause 7.2(a);

(B)	an opportunity to review and provide comments in relation to any drafts provided under clause 7.2(a)(v)(A) prior to finalisation or lodgement; and

(vi)	act reasonably in considering any comments made by Apeiron in relation to the drafts referred to in clause 7.2(a)(v) and integrate such comments accordingly; and

(b)

Apeiron must co-operate with and provide to the Company such information reasonably requested by the Company for the purpose of inclusion in the Explanatory Memorandum or by the independent expert for the purpose of inclusion in the Independent Expert’s Report.

7.3	General obligations

Without limiting the generality of clause 7.2 the parties must:

(a)	make all necessary and appropriate applications, and supply all necessary and appropriate information, for the purpose of enabling the Stage 2 Condition to be fulfilled;

(b)	not take any action that will or is reasonably likely to prevent or hinder the fulfilment of the Stage 2 Condition;

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(c)	keep each other party informed in a timely manner of the status of any discussions or negotiations with relevant third parties regarding the Stage 2 Condition; and

(d)	promptly notify each other party on becoming aware of the fulfilment of the Stage 2 Condition.

7.4	Company Board recommendations

(a)

Subject to this clause 7.4, the Company must ensure that the Explanatory Memorandum will include a statement to the effect that each director of the Company recommends that the Company’s shareholders vote in favour of the resolutions set out in the Explanatory Memorandum.

(b)

The Company will not be required to comply with clause 7.4(a) in respect of the Item 7 Section 611 Resolution to the extent the Independent Expert’s Report concludes that the transactions the subject of that resolution are not fair and reasonable and in such circumstances the directors of the Company may provide an alternative recommendation or no recommendation.

7.5	Waiver

The Stage 2 Condition is for the benefit of the Company and Apeiron and may only be waived by the Company and Apeiron jointly in writing.

7.6	Failure to satisfy Conditions

(a)

If the Stage 2 Condition has not been satisfied by, or has become incapable of being satisfied before, the Stage 2 Condition End Date, then either party may (subject to giving two Business Days’ written notice to the other) terminate this document, unless if the Stage 2 Condition has not been satisfied, or is incapable of being satisfied, as a direct result of a failure by the Company to comply with its obligations under this document then the Company may not terminate this document under this clause 7.6(a).

(b)

Termination of this document under clause 7.6(a), is without prejudice to a party’s accrued rights and obligations under this document and is in addition to, and not limited by, any other rights and remedies that a party may have.

8	Subscription for and issue of Second Placement Shares

(a)

On Second Placement Completion, Apeiron must subscribe for, or procure the subscription of, the Second Placement Shares at the Subscription Price and the Company must issue to Apeiron, or to Apeiron and Exempt Investors nominated by Apeiron and approved by the Company, the Second Placement Shares, free from all encumbrances, on the terms and conditions set out in this document. Apeiron must provide such evidence as is reasonably required by the Company to confirm that any person nominated by Apeiron is an Exempt Investor.

(b)

This document serves as an application by Apeiron for the issue of the Second Placement Shares to Apeiron on Second Placement Completion and accordingly it will not be necessary for Apeiron to provide a separate (additional) application or before the Second Placement Completion Date.

(c)	The consideration for the issue of all of the Second Placement Shares will be payment of the Second Placement Subscription Amount by Apeiron.

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9	Second Placement Completion

9.1	Time and place

Second Placement Completion will take place on the Second Placement Completion Date at such time and place as the parties may agree in writing, or failing agreement as reasonably determined by the Company.

9.2	Obligations of Apeiron

On or before Second Placement Completion, Apeiron must pay or procure the payment of the Second Placement Subscription Amount to the Company in immediately available funds to an account nominated by the Company for this purpose.

9.3	Obligations of Company

On Second Placement Completion, the Company must, subject to the performance of Apeiron’s obligations in clause 9.2:

(a)	allot and issue the Second Placement Shares to each subscriber of Second Placement Shares;

(b)	procure that the Registry promptly enters each subscriber of Second Placement Shares in the Company’s register as the holder of the Second Placement Shares; and

(c)	deliver an irrevocable instruction to the Registry to send to Apeiron a holding statement for the holding of the Second Placement Shares.

9.4	Simultaneous actions at Completion

(a)

The obligations of the parties under this document are interdependent and all actions required to be performed on or at Completion will be taken to have occurred simultaneously on the Second Placement Completion Date.

(b)	No delivery or payment will be deemed to have been made at Second Placement Completion until all deliveries and payments due to be made at Second Placement Completion have been made.

10	Obligations following issue of Second Placement Shares

10.1	Cleansing Notice

As soon as practicable after the issue of the Second Placement Shares, but in any event by 10.00am on the Business Day after the date of Second Placement Completion, the Company must give to the ASX a notice which complies with section 708A(6) of the Corporations Act in relation to the Second Placement Shares and which confirms that the Company has not withheld any excluded information for the purposes of section 708A(6)(e) of the Corporations Act.

10.2	ASX Quotation

As soon as practicable after the issue of the Second Placement Shares, but in any event by 10.00am on the Business Day after the date of Second Placement Completion, the Company must apply to ASX for official quotation of the Second Placement Shares on the ASX and do all things necessary to ensure that the Second Placement Shares are quoted as soon as practicable on such terms and conditions as are usual for the quotation of securities.

Subscription Agreement

10.3	Bound by constitution

Apeiron agrees (and must procure that each subscriber of Second Placement Shares agrees) to be bound by the constitution of the Company in respect of the Second Placement Shares.

10.4	Holding statement

The Company must ensure that the holding statement described in clause 10.3(c) is delivered to Apeiron within 5 Business Days after the date of Second Placement Completion.

11	Board representation – Second Placement Completion

(a)

Subject to clause 11(d), on and from Second Placement Completion occurring, Apeiron may from time to time nominate one person in addition to the First Apeiron Nominee to be appointed as a director of the Company (Second Apeiron Nominee) by providing the Company with a written nomination, together with a written consent by the Second Apeiron Nominee to act as a director of the Company.

(b)

Where Apeiron has exercised its nomination right under clause 11(a) then the Company will procure that the Board resolves to appoint the Second Apeiron Nominee as an additional director to the Board so that the appointment takes effect from a date no later than 3 Business Days after Apeiron has exercised its nomination right (subject to Second Placement Completion occurring, and subject to the Second Apeiron Nominee providing a consent to act and any other disclosures required by the Corporations Act or ASX Listing Rules).

(c)	Subject to clause 11(e), the Company will ensure that the Board will support the nomination and re-election or appointment of the Second Apeiron Nominee at the next general meeting of the Company.

(d)

Apeiron undertakes to comply with, and ensure that any Second Apeiron Nominee will comply with, the Nominee Protocol. Apeiron will cause any Second Apeiron Nominee to acknowledge their agreement to the terms of the Nominee Protocol by signing the Nominee Protocol as a condition of their nomination.

(e)

If the Second Apeiron Nominee fails to be re-elected or appointed as a director of the Company at the general meeting referred to in clause 11(c) (or any other general meeting of the Company) or is otherwise removed from the Board (at any time), then clauses 11(a), 11(b) and 11(c) will apply from the date of removal of the Second Apeiron Nominee from the Board and will continue to apply until there is a Second Apeiron Nominee appointed to the Board (provided that, if a resolution to re-elect or appoint a Second Apeiron Nominee is put to a general meeting of the Company, but the resolution is not passed, Apeiron must nominate a different individual as the Second Apeiron Nominee in order for the Company’s obligations under clauses 11(a), 11(b) and 11(c) to continue to apply).

(f)

For the avoidance of doubt, clauses 11(a), 11(b) and 11(c) and 11(e) will apply in respect of successive Second Apeiron Nominees, but those clauses cease to apply if Apeiron (together with each subscriber of First Placement Shares, each subscriber of Second Placement Shares and each subscriber of FO Shortfall Shares) ceases to have a beneficial interest in at least:

(i)	17.5% of the Shares from the date that Second Placement Completion occurs until the day before the date described in clause 11(f)(ii); and

(ii)	20% of the Shares on and from the date that is 40 Business Days after the FO Backstop Date).

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(g)

If Apeiron (together each subscriber of First Placement Shares and each subscriber of Second Placement Shares) ceases to have a beneficial interest in at least the percentage of Shares determined in accordance with clause 11(f), Apeiron will procure that the Second Apeiron Nominee retires immediately.

12	Concurrent and follow on capital raising

12.1	Entitlement offer

(a)

Apeiron acknowledges that on or after the Second Placement Completion Date, the Company may issue up to 54,333,000 further Shares to Shareholders pursuant to a Pro Rata Issue at a price per Share which is equal to the Subscription Price (Concurrent Entitlement Offer).

(b)	Apeiron agrees that any Shares which are offered to Shareholders for issue under clause 12.1(a), but which are not subscribed for by those Shareholders, may be:

(i)	subscribed for by other Shareholders pursuant to a facility under the offer which permits Shareholders to apply for additional Shares in excess of their entitlement under the offer; or

(ii)	subscribed for by one or more third parties within three months of the closing date for acceptances under the entitlement offer at a price that is no less than the Subscription Price.

(c)

The Company agrees that Apeiron is under no obligation to subscribe (in part or in full) for its entitlement of the Shares offered under the Concurrent Entitlement Offer in accordance with the terms of that offer.

12.2	Further Offers

(a)

Apeiron acknowledges that within 15 months of the date the Stage 2 Condition is satisfied (FO Backstop Date), the Company may offer up to 250,000,000 Shares (in addition to the Second Placement Shares and those described in clause 12.1) pursuant to one or more offers of a nature to be determined by the Company in its discretion (after consultation in good faith with Apeiron), but one of which must include a Pro Rata Issue or Security Purchase Plan (as defined in the ASX Listing Rules) (Further Offers).

(b)

If the Company determines to proceed with a Further Offer, the Company must give Apeiron written notice not less than ten Business Days before the announcement of the Further Offer (that date being the FO Notice Date).

(c)	If the Company provides Apeiron with a notice in accordance with clause 12.2(b) in respect of a Further Offer and:

(i)	the price at which Shares are offered for subscription under the relevant Further Offer is equal to or greater than the FO Offer Price; and

(ii)	the total amount of funds raised by the Company through Further Offers (including the relevant Further Offer) will not exceed $15,000,000, then

Apeiron agrees to underwrite the relevant Further Offer in accordance with clause 13.

(d)	In respect of any Further Offer in respect of which a notice has been provided by the Company to Apeiron under clause 12.2(b):

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(i)	the Company agrees to consult in good faith with Apeiron in respect of the conduct of that Further Offer; and

(ii)	the parties agree to work together co-operatively and in good faith in furtherance of the success of that Further Offer.

(e)	For the avoidance of doubt this clause 12.2 and clause 13 may apply to more than one Further Offer.

13	Further Offer underwriting

(a)	If the Company has not:

(i)

received valid applications (including immediately available funds) for all of the Shares offered under a Further Offer on or before the FO Closing Date the Company may, by no later than the FO Shortfall Notice Deadline Date, give Apeiron a written notice specifying the number of Shares in respect of which valid applications (as determined by the Company) have not been received under that Further Offer; or

(ii)

for any reason by the FO Backstop Date received FO Subscription Funds of at least $15,000,000, then the Company may, by no later than the FO Shortfall Notice Deadline Date, give Apeiron a notice specifying the number of Shares equal to the FO Backstop Subscription Requirement.

(b)

Subject to clause 13(d), if the Company has provided Apeiron with a FO Shortfall Notice in accordance with clause 13(a), then no later than 5.00pm on the date that is five Business Days after the FO Shortfall Notice Deadline Date, Apeiron must:

(i)	subscribe, or procure subscriptions from Exempt Investors, for the FO Shortfall Shares; and

(ii)	pay, or procure payment, to the Company of the FO Underwritten Price in respect of the FO Shortfall Shares, in immediately available funds without deduction or set-off.

(c)	Subject to clause 13(b), on:

(i)	in the case of a FO Shortfall Notice provided under clause 13(a)(i), the FO Allotment Date; or

(ii)	in the case of a FO Shortfall Notice provided under clause 13(a)(ii), the date that is three Business Days after the date Apeiron has complied with its obligations under clause 13(b),

the Company must allot and issue the FO Shortfall Shares to Apeiron or those Exempt Investors who subscribed for those FO Shortfall Shares under clause 13(b).

(d)	Apeiron’s obligation under clause 13(b) does not become binding under this clause 13 until the FIRB Condition and the Stage 2 Condition are satisfied.

(e)

Apeiron acknowledges that its obligations under this clause 13 will only be absolute and unconditional when the FIRB Condition and the Stage 2 Condition are satisfied. Pending satisfaction of the FIRB Condition, or if Apeiron is prohibited (whether by law or the requirements of the ASX Listing Rules) from subscribing for Shares for any reason, Apeiron’s obligation under clause 13(b) will only be to use its reasonable endeavours to:

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(i)	procure subscriptions from Exempt Investors, for the FO Shortfall Shares; and

(ii)

procure payment to the Company of the FO Underwritten Price by Exempt Investors in respect of the FO Shortfall Shares subscribed by those Exempt Investors, in immediately available funds without deduction or set-off.

(f)

If any shareholder approval (other than the Stage 2 Condition) is required under the ASX Listing Rules to enable Apeiron to subscribe for Shares under this clause 13, the Company will use reasonable endeavours to obtain shareholder approval for the purpose of the ASX Listing Rules, but if the Company is unable to obtain any such approval, any obligation of Apeiron under clause 13(b) will only be to use its reasonable endeavours to:

(i)	procure subscriptions from Exempt Investors, for the FO Shortfall Shares; and

(ii)

procure payment to the Company of the FO Underwritten Price by Exempt Investors in respect of the FO Shortfall Shares subscribed by those Exempt Investors, in immediately available funds without deduction or set-off.

(g)

If Apeiron procures any subscription under this clause 13, Apeiron must ensure that the subscription complies will all applicable laws and the ASX Listing Rules, including (without limitation) that any subscriber is an Exempt Investor and is not an associate of Apeiron for the purpose of Division 2 of Part 1.2 and Chapter 6 of the Corporations Act.

(h)

The Company may give more than one FO Shortfall Notice and a failure by the Company to give an FO Shortfall Notice in relation to any Further Offer under clause 13(a)(i) does not prejudice the Company’s right to give an FO Shortfall Notice under clause 13(a)(ii). Any failure by the Company to give a notice under clause 12.2(b) does not prejudice the Company’s right to give an FO Shortfall Notice under clause 13(a)(ii).

(i)

Apeiron must not do anything or cause anything to be done which would cause the performance of its obligations under this clause 13 to contravene any applicable law or otherwise require approval of the Company’s shareholders or a Government Agency.

(j)	Apeiron must provide such evidence as is reasonably required by the Company to confirm that any person nominated by Apeiron to subscribe for FO Shortfall Shares is an Exempt Investor.

14	Obligations following issue of FO Shortfall Shares

14.1	Cleansing Notice

As soon as practicable after the issue of any FO Shortfall Shares, but in any event by 10.00 am on the Business Day after the issue of any FO Shortfall Shares, the Company must give to the ASX a notice which complies with section 708A(6) of the Corporations Act in relation to the those FO Shortfall Shares and which confirms that the Company has not withheld any excluded information for the purposes of section 708A(6)(e) of the Corporations Act, unless a disclosure document under section 709 of the Corporations Act and which complied with the requirements of the Corporations Act for that discourse document was issued by the Company in connection with the relevant Further Offer or no cleansing statement is required because section 708A(12A) of the Corporations Act is satisfied.

Subscription Agreement

14.2	ASX Quotation

As soon as practicable after the issue of any FO Shortfall Shares, but in any event by 10.00 am on the Business Day after the issue of any FO Shortfall Shares, the Company must apply to ASX for official quotation of the after the issue of those FO Shortfall Shares on the ASX and do all things necessary to ensure that those FO Shortfall Shares are quoted as soon as practicable on such terms and conditions as are usual for the quotation of securities.

14.3	Bound by constitution

Apeiron agrees to be bound by the constitution of the Company in respect of any FO Shortfall Shares, subscribed by it and will procure that any third party that it procures to subscribe for FO Shortfall Shares will agree to be bound by the constitution of the Company.

15	Warrants

Subject to:

(a)	the Company raising not less than $15,000,000 within 15 months of the date the Stage 2 Condition is satisfied pursuant to one or more Further Offers or pursuant to clause 13(b); and

(b)	Apeiron having performed its obligations under clause 13 (if called upon to do so),

then within 1 Business Day of the date of the Company’s receipt of immediately available funds from Further Offers and amounts paid by Apeiron, or procured from Exempt Investors by Apeiron, in accordance with clause 13(b) that resulted in the aggregate amounts raised from such offers and issues reaching $15,000,000 the Company must issue the Warrants to Apeiron.

16	Warranties

16.1	Company’s representations and warranties

The Company represents and warrants to Apeiron that:

(a)	it is a corporation duly incorporated and validly existing under the laws of its place of incorporation;

(b)	it is a company limited by shares and registered under the Corporations Act;

(c)	it has the power and capacity to enter into and perform this document and has obtained all necessary consents and authorisations to enable it to do so;

(d)	it and its directors have taken all necessary action to authorise the issue of the Placement Shares and FO Shortfall Shares (as the case may be) to Apeiron or the relevant subscriber;

(e)	this document constitutes valid and binding obligations upon it enforceable in accordance with its terms;

(f)

the agreement recorded in this document and the transactions contemplated by it do not conflict with or result in a breach or default by it of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default by it under any provision of its certificate of incorporation, bylaws or any material provision of any agreement, deed, writ, order, injunction or judgment to which it is a party or is subject or by which it is bound;

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(g)	it is not Insolvent;

(h)	it is admitted to the official list of the financial market operated by the ASX;

(i)

upon issue, the Placement Shares and FO Shortfall Shares (as the case may be) will be duly and validly authorised and issued, will be fully paid and will rank equally in all respects with the then existing issued Shares;

(j)

upon issue, Apeiron (or the relevant subscriber) will acquire the full legal and beneficial ownership of the Placement Shares and the FO Shortfall shares (as the case may be), free from all competing rights (including pre-emptive rights or rights of first refusal), encumbrances and other third party rights;

(k)	the issue of any Placement Shares or FO Shortfall Shares (as the case may be) will not breach ASX Listing Rule 7.1 or any other ASX Listing Rule;

(l)

as at the times immediately before the First Placement Completion Date and the Second Placement Completion Date all the relevant requirements of section 708A of the Corporations Act (including section 708A(5)(e)) are fulfilled (or will be fulfilled);

(m)	upon issue of the notice referred to in clause 5.1, 10.1 or 14.1 (as applicable), the relevant Placement Shares or FO Shortfall Shares (as the case may be) will be freely tradeable and transferable;

(n)

all written information given with respect to the Company and its Related Bodies Corporate (including their respective businesses and financial positions) by or on behalf of the Company to Apeiron before the date of this document is true, complete and accurate in all material respects and no misleading in any material particular, whether by inclusion of misleading information or omission of material information or both;

(o)

as at the time immediately before the First Placement Completion Date it has complied with its continuous disclosure requirements under the ASX Listing Rules and is not aware of any information that is excluded information which would be required to be disclosed pursuant to section 708A(5), other than market disclosures to be made by the Company in connection with execution of this document, the form and content of which have been provided to Apeiron prior to the date of this document;

(p)	as at the times immediately before the Second Placement Completion Date and each FO Closing Date it has complied with its continuous disclosure requirements under the ASX Listing Rules;

(q)	the issued capital structure of the Company as at the date of this document is as follows:

(i)	544,685,872 Shares; and

(ii)	6,569,050 options over Shares and 24 warrants over Shares;

and there are no other Equity Securities on issue;

(r)	it will not issue any Shares, Shares or rights to acquire Shares or Shares prior to the FO Backstop Date, without the consent of Apeiron other than:

(i)	as contemplated by this document;

(ii)	an issue of or an agreement to issue securities pursuant to an employee incentive scheme in place as at the date of this document; or

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(iii)	an issue of securities as a result of the conversion of any convertible securities (as that term is defined in the ASX Listing Rules) which are on issue at the date of this document;

(s)

the Company is not in breach of, and neither the entry into nor performance by it of its obligations under this document constitutes or will constitute a breach of its constitution, the Corporations Act, Listing Rules (except where compliance has been waived, or as modified, by ASX) or other applicable laws or regulations or orders of any government agency that are binding on it, any encumbrance, instrument or agreement which is binding on it or any of its assets, or any legally binding requirement of ASIC or ASX; and

(t)

none of the Company’s related parties (as that term is defined in the Listing Rules) or associates of those related parties (or other persons referred to in the Listing Rule 10.11) will participate under any Further Offer other than as permitted under applicable laws including the Listing Rules.

16.2	Apeiron’s representations and warranties

Apeiron represents and warrants to the Company that:

(a)	Apeiron and each person who subscribes for FO Shortfall Shares (as applicable) is a corporation duly incorporated and validly existing under the laws of its place of incorporation;

(b)	Apeiron has the power to enter into and perform this document and has obtained all necessary consents, licences, permits and authorisations to enable it to do so;

(c)	this document constitutes valid and binding obligations upon it enforceable in accordance with its terms;

(d)

the agreement recorded in this document and the transactions contemplated by it do not conflict with or result in a breach or default by it of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default by it under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction or judgment to which it is a party or is subject or by which it is bound;

(e)	it is not Insolvent;

(f)

Apeiron (or any person for whom Apeiron is acquiring Shares) is a “qualified investor” (as defined in Article 2(e) of the Regulation (EU) 2017/1129 of the European Parliament and the Council of the European Union);

(g)

it and each person who subscribes for Placement Shares or FO Shortfall Shares who is a US Person or located in the United States, is an “Accredited Investor” as such term is defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission promulgated pursuant to the US Securities Act;

(h)	it and each person who subscribes for Placement Shares or FO Shortfall Shares is an Exempt Investor;

(i)

the offer to or acquisition of Placement Shares by Apeiron and each person who subscribes for Placement Shares or the FO Shortfall Shares by Apeiron and each person who subscribes for FO Shortfall Shares will not involve a breach of any applicable law (including a law of a jurisdiction other than Australia) by Apeiron or the subscriber, including (without limitation) the laws applicable to the offer, issue or subscription of securities in the place in which the relevant offer, issue or subscription

Subscription Agreement

is made and will not involve a breach of the terms of any consent, licence, permit or authorisation which it holds or by which it is bound, or cause the Company to breach any such applicable law;

(j)

Apeiron and each person who subscribes for Placement Shares and Apeiron and each person who subscribes for FO Shortfall Shares subscribes for them as principal and not for the purposes of selling or transferring them or granting, issuing or transferring interests in or options or warrants over them to any other person;

(k)

Apeiron and each person who subscribes for Placement Shares or FO Shortfall Shares has made and relied upon its own assessment of the Company, the Placement Shares and the FO Shortfall Shares (as applicable);

(l)

Apeiron and each person who subscribes for Placement Shares or FO Shortfall Shares understands that the Placement Shares or the FO Shortfall Shares (as applicable) have not been registered under the US Securities Act and that such securities are being offered and sold pursuant to an exemption from registration under the US Securities Act. Apeiron further acknowledges and understands that such securities may not be resold or transferred except in a transaction registered under the US Securities Act (which Apeiron acknowledges the Company has no obligation to do) or in a transaction exempt from, or not subject to, the registration requirements of the US Securities Act;

(m)

Apeiron and each person who subscribes for Placement Shares or FO Shortfall Shares has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests;

(n)

Apeiron and each person who subscribes for Placement Shares or FO Shortfall Shares is acquiring the Placement Shares or FO Shortfall Shares (as applicable) for its own account and not with a view towards their distribution;

(o)

Apeiron and each person who subscribes for Placement Shares or FO Shortfall Shares is acquiring the Placement Shares or FO Shortfall Shares (as applicable) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the US Securities Act; and

(p)

each person who is a US Person or located in the United States who subscribes for Placement Shares or FO Shortfall Shares will not offer, sell, pledge, transfer or otherwise dispose of the Placement Shares or FO Shortfall Shares (as applicable) except:

(i)	in an offshore transaction (as defined in Rule 902(h) under the US Securities Act), including in ordinary transactions on the ASX;

(ii)	in the United States to a “qualified institutional buyer” (as defined in and in reliance on Rule 144A under the US Securities Act); or

(iii)	pursuant to Rule 144 under the US Securities Act, if available, in each case in compliance with all applicable laws.

16.3	When warranties given

The representations and warranties in clauses 16.1 and 16.2 are made:

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(a)	in respect of each representation and warranty that is expressed to be given on a particular date, on that date; and

(b)

in respect of each other representation and warranty, as at the date of this document and as at the time immediately before the First Placement Completion Date, the Second Placement Completion Date and each FO Closing Date, the.

16.4	Separate warranties and survival

Each representation and warranty in clauses 16.1 and 16.2 is to be treated as a separate representation and warranty and will survive termination of this document. The interpretation of any representations and warranties will not be restricted by reference to or inference from any other representations and warranties.

16.5	No other warranties and no reliance

(a)	Each party acknowledges that the other party is entering into this document in reliance on the representations and warranties in clauses 16.1 and 16.2 (as the case may be).

(b)

Each party acknowledges that no other party (nor any person acting on that other party’s behalf) has made any warranty, representation or other inducement to it to enter into this document, except for the warranties in clauses 16.1 and 16.2 (as the case may be).

(c)

Each party acknowledges and confirms that it does not enter into this document in reliance on any warranty, representation or other inducement by or on behalf of any other party, except for the warranties in clauses 16.1 and 16.2 (as the case may be).

16.6	Qualifications

The Company does not make any representations or warranties that any estimates, projections, forecasts or other forward looking information, if any, provided to Apeiron is accurate or complete or will be achieved.

16.7	Time limit

No party:

(a)

may make or bring a Claim for breach of a representation and warranty unless reasonable details of the Claim under this document have been notified to Apeiron (in the case of a Claim by the Company) or the Company (in the case of a Claim by Apeiron) within 12 months of the FO Backstop Date; and

(b)

is liable for breach of a representation and warranty, and a Claim is not enforceable against it and is taken to have been withdrawn, unless legal proceedings in connection with the Claim are commenced within 12 months after written notice of the Claim has been served on another party.

16.8	Cap

The maximum liability of the Company for all breaches of the representations and warranties in this clause 16 is an amount equal to the aggregate of the First Placement Subscription Amount, the Second Placement Subscription Amount and the FO Shortfall Subscribed Amount actually received by the Company.

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16.9	Acknowledgments

The Company acknowledges that it is not issuing the Placement Shares or any FO Shortfall Shares for the purpose of Apeiron or any person who subscribes for FO Shortfall Shares selling or transferring all or any of the Placement Shares or FO Shortfall Shares, or granting, issuing or transferring interests in, or options over, the Placement Shares or FO Shortfall Shares.

17	Announcements

17.1	Announcement of the transaction

Immediately after the execution of this document, the Company will issue a public announcement to ASX regarding the transactions the subject of this document in compliance with the ASX Listing Rules and in a form agreed with Apeiron prior to the execution of this document.

17.2	Public announcements

(a)

Except as permitted under clause 17.1, no party may make any announcement concerning this document or the Placement without the other party’s prior written approval, except where the announcement is required by law, the ASX Listing Rules or any Government Agency.

(b)	The parties must use all reasonable endeavours to participate constructively and promptly with respect to the approvals and consultation contemplated by clauses 17.1 and 17.2(a).

18	Confidentiality

18.1	Mutual obligations

(a)

Subject to clause 18.2, each party must treat as confidential and not disclose, and must procure that its Representatives treat as confidential and not disclose the Confidential Information of the other party.

(b)

Each party acknowledges and agrees that it will only disclose Confidential Information of the other party to those Representatives of Apeiron who are informed of the first party’s obligations under this clause 18 and agree to comply with such obligations as if they were the first party.

18.2	Disclosure

A party may disclose Confidential Information of the other party:

(a)	as agreed between the parties; or

(b)	if required by law or a Government Agency, the ASX Listing Rules or the rules of or any other applicable stock exchange.

19	Miscellaneous

19.1	No waiver

A party waives a right under this document only by written notice that it waives that right. A waiver is limited to the specific instance to which it relates and to the specific purpose for which it is given.

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19.2	Severance

If a provision of this document would, but for this clause, be unenforceable:

(a)	the provision will be read down to the extent necessary to avoid that result; and

(b)	if the provision cannot be read down to that extent, it will be severed without affecting the validity and enforceability of the remainder of this document.

19.3	About this document

(a)

This document records the entire agreement between the parties as to its subject matter. It supersedes all prior contracts, obligations, representations, conduct and understandings. The agreement recorded in this document is immediately enforceable, subject to its own express terms.

(b)	This document may be amended only by written agreement of all parties.

(c)	This document may be executed in any number of counterparts, and by the parties in separate counterparts, but is not effective until each party has executed at least one counterpart.

(d)	Each counterpart of this document constitutes an original of this document but the counterparts together constitute one and the same instrument.

19.4	Governing law and jurisdiction

(a)	The laws of South Australia govern this document.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of South Australia.

19.5	Costs

A party will bear its own costs in relation to the negotiation, preparation and execution of this document and any further document required.

19.6	Further acts

The parties must do all things reasonably required to facilitate the performance of the transactions contemplated by this document.

19.7	Assignment

A party may not assign its rights under this document except with the prior written consent of each other party and any purported assignment in contravention of this provision is void.

19.8	No Merger

The rights and obligations of the parties will not merge on completion of any transaction under this document. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

19.9	Reorganisation adjustment

If the Company at any time effects a reorganisation (including a subdivision, consolidation, reduction, return or cancellation) of or in respect of its Shares, any references in this document to a price of Shares or number of Shares that have not been issued at the date of reorganisation must be adjusted in a proportionate manner to the reorganisation.

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Example: if the Company consolidates its shares on a 1 for 100 basis then the reference in the definition of FO Offer Price in respect of any Further Offers not yet undertaken is to be increased from $0.06 per Share to $6.00 per Share.

19.10	Syndication

(a)

The Company acknowledges that Apeiron may, at any time, seek to transfer or otherwise deal in any way with its Shares as part of the establishment of any syndication or other similar arrangement (Syndication).

(b)	Provided that the Company has approved any other parties involved in any Syndication (such approval not to be unreasonably withheld or delayed), the Company and subject to clause 19.10(c):

(i)	must do all things reasonably requested by Apeiron necessary or convenient for the Syndication; and

(ii)	agrees to act in good faith and agree any amendments to this document necessary to ensure there is no diminution in Apeiron’s rights under this document as a result of a Syndication

(c)	Clause 19.10(b) applies only to to the extent that such things, actions and amendments do not adversely affect the Company’s rights under this document or the effectiveness of any:

(i)	approval, consent, notice or non-objection obtained by a party under, in connection with or for the purposes of this document or the transactions contemplated by it; or

(ii)	any matter or circumstances constituting satisfaction of the FIRB Condition (including the satisfaction of any relevant condition),

in each case as the relevant approval, consent, notice, non-objection, matter or circumstances apply or applies to any transaction under or contemplated by this document.

20	Notices and other communications

20.1	Service of notices

A notice, demand, consent, approval or communication under this document (Notice) must be:

(a)	in writing and in English directed to the recipient’s address for notices specified in the Parties section, as varied by any Notice; or

(b)	hand delivered or sent by prepaid post to that address; or

(c)	sent by email, stating the first and last name of the sender.

20.2	Effective on receipt

A Notice given in accordance with clause 20.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

Subscription Agreement

(b)	if sent by prepaid post, on the fifth Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)	if sent by email, at the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

but if the delivery or receipt is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

Subscription Agreement

Execution

EXECUTED as an agreement

Executed by Bionomics Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Errol de Souza	/s/ Jack Moschakis
Director signature	~~Director~~/Secretary signature

Dr Errol De Souza	Mr Jack Moschakis
Director full name (BLOCK LETTERS)	Director/Secretary full name (BLOCK LETTERS)

Signed by Apeiron Investment Group Ltd. in the presence of:

/s/ Aaron Weaver	/s/ Julien Höfer
Witness signature	Authorised officer signature

AARON WEAVER	Julien Höfer, Director
Witness full name (BLOCK LETTERS)	Authorised officer full name and title (BLOCK LETTERS)

Apeiron Investment Group Ltd. Block A, Apt. 12, Il-Piazzetta Tower Road, Sliema SLM 1605 Malta

Subscription Agreement

Annexure 1 – Terms of Warrants

Warrant Terms and Conditions

1	Definitions

In these terms and conditions:

ASX means ASX Limited ABN 98 008 624 691 or, as the context requires, the securities market operated by it.

Board means the board of directors of the Company from time to time.

cleansing statement has the meaning given in clause 6(a).

Company means Bionomics Limited (ABN 53 075 582 740).

Constitution means the constitution of the Company, as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Excluded Information has the meaning ascribed to it by section 708A(7) of the Corporations Act.

Excluded Offer means a Further Offer conducted by the Company.

Exercise Date means the third Business Day after the date a Notice of Exercise is given to the Company, or such other date agreed with the Company.

Exercise Price means $0.06 per Warrant, subject to any adjustment required by these terms and conditions.

Government Agency means any governmental, semi-governmental, municipal or statutory authority, instrumentaility, organisation, body or delegate or administrative, monetary or financial authority, or self-regulatory organisation or stock exchange.

FIRB Condition has the meaning given to that term in the Subscription Agreement.

Further Offer has the meaning given to that term in the Subscription Agreement.

Initial Warrantholder means Apeiron Investment Group Ltd.

A person is Insolvent if:

(a)	the person is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(b)	the person is in liquidation, in provisional liquidation, under administration or wound up or has had a controller (as defined in the Corporations Act) appointed to any part of its property;

(c)

the person is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent);

(d)

an application or order has been made (and in the case of any application, it is not stayed withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of paragraph (a), (b) or (c) above;

(e)	the person is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;

(f)	the person is subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act; or

(g)	the person is otherwise unable to pay its debts when they fall due.

Issue Date means, in relation to a Warrant, the date on which it was issued by the Company.

Listing Rules means the listing rules of ASX.

Maturity Date means, in relation to a Warrant, date that is 36 months after the date on which the Stage 2 Condition (as defined in the Subscription Agreement) is satisfied.

Notice of Exercise means a notice in the form, or substantially in the form, set out in Annexure 2.

Ordinary Share means an ordinary share in the capital of the Company.

Register means the register of entitlement to the Warrants referred to in clause Schedule 19(a).

Registered Office means the registered office of the Company from time to time.

Related Body Corporate has the meaning given in the Corporations Act.

Subscription Agreement means the document of that name between the Company and the Initial Warrantholder dated on or about 2 June 2020.

Subsequent Warrantholder means a Warrantholder other than the Initial Warrantholder who becomes a registered holder of any Warrants pursuant to the terms of this Deed.

Warrant means a warrant constituted by this Deed.

Warrant Certificate means a certificate in the form, or substantially in the form, set out in Annexure 1.

Warrant Share means one Ordinary Share to be issued upon exercise of a Warrant, subject to any adjustment required by these terms and conditions.

Warrantholder means the person or persons in whose name a Warrant is registered from time to time as evidenced by the Register.

2	Nature of Warrants

(a)

Subject to clause 3 and to the provisions of this Deed, each Warrant confers the right (but not the obligation) on the Warrantholder to convert the Warrant into a Warrant Share on and subject to these terms and conditions.

(b)	Each Warrant expires and will be of no further force or effect on the Maturity Date.

(c)	Warrants shall be evidenced by a Warrant Certificate.

(d)	The Warrants shall not confer any rights to:

(i)	vote at any general meetings of the Company;

(ii)	receive dividends; and

(iii)	in a winding up, to participate in the distribution of the assets of the Company (both capital and surplus).

3	Condition to exercise of conversion rights

No right of conversion of the Warrants into Warrant Shares exists under clause 4 and clause 4 does not become binding on the parties until such time as the FIRB Condition has been satisfied.

4	Conversion Rights

(a)	Subject to clause 3, a Warrantholder may convert any one or more Warrants into Warrant Shares by exercising them at any time between the Issue Date up to (but not including) the Maturity Date.

(b)	Subject to clause 3, a Warrantholder may exercise its Warrants in whole or in part by lodging:

(i)	a duly completed and signed Notice of Exercise;

(ii)	the Exercise Price in respect of each Warrant being exercised by way of either, at the Warrantholder’s election:

(A)	a draft or cheque drawn by a bank as defined in the Banking Act 1959 (Cth); or

(B)	a direct transfer of immediately available funds to a bank account previously nominated by the Company; and

(iii)

the Warrant Certificate in relation to the Warrants being exercised (or evidence reasonably satisfactory to the Company that the Warrant Certificate has been lost, stolen, or destroyed, together with any indemnity in respect of the lost, stolen, or destroyed Warrant Certificate required by the Company on terms reasonably satisfactory to the Company), at the Registered Office on any Business Day during the period referred to in clause 4(a).

(c)	On exercising any Warrant under clause 4(b), a Warrantholder is taken to have:

(i)	subscribed for the Warrant Shares that fall to be issued on the exercise of the Warrant;

(ii)	authorised the Company to enter the Warrantholder’s details into the Company’s register of members; and

(iii)	agreed to be bound by the Constitution.

(d)	If a Warrantholder exercises only part of its holding of Warrants, the Company shall issue to it (free of charge) a new Warrant Certificate in respect of the remaining Warrants.

5	Issue of Warrant Shares

(a)	In the event a Warrant or Warrants are exercised in accordance with clause 4, the Company must on the Exercise Date:

(i)	issue the Ordinary Shares falling to be issued upon the exercise of the Warrant(s) to the relevant Warrantholder;

(ii)	procure that the Warrantholder is entered as the holder of those Ordinary Shares in the Company’s register of members by the Company’s share registry; and

(iii)	procure that the Warrantholder is sent a holding statement (issuer sponsored) for those Ordinary Shares.

(b)

Ordinary Shares issued pursuant to the exercise of Warrants in accordance with clause 4 must be credited as fully paid and will rank equally in all respects with Ordinary Shares on issue on the date the Warrant Shares are issued.

(c)

On or before the issue of any such Ordinary Shares, the Company must take all steps necessary to procure that the Ordinary Shares are granted quotation on the ASX (including making an application for quotation immediately upon issue of the Warrant Shares).

6	Cleansing Notice or Disclosure Document

(a)	Subject to clause 6(c), if on an Exercise Date:

(i)	any Ordinary Shares fall to be issued upon the exercise of the relevant Warrants;

(ii)	the requirements of section 708A(5)(a), (b), (c) and (d) of the Corporations Act are satisfied in relation to the Company and the existing issued Ordinary Shares (as applicable);

(iii)	the Company has complied with:

(A)	the provisions of Chapter 2M of the Corporations Act as they apply to the Company;

(B)	section 674 of the Corporations Act; and

(C)	there is no determination in force under section 708A(2) of the Corporations Act,

the Company must, on that Exercise Date, issue a notice in accordance with section 708A(5)(e) of the Corporations Act (cleansing statement) in relation to the Ordinary Shares issued on the Exercise Date.

(b)	Subject to clause 6(c), if any of the requirements referred to in clause 6(a) will not be satisfied on a proposed Exercise Date:

(i)	the Company must so notify the Warrantholder within one Business Day of the Company’s receipt of the Notice of Exercise;

(ii)

if the Company provides notice to the Warrantholder under clause 6(b)(i), the Warrantholder may (but is not obliged to) revoke the Notice of Exercise by notice to the Company within two Business Days of being so notified; and

(iii)

if the Warrantholder does not give notice under clause 6(b)(ii), the Company must take all necessary steps to ensure that the Warrant Shares are freely tradeable as soon as possible (and in any event, within 30 days after the Exercise Date), including, if necessary, by issuing, subject to clause 6(d), a disclosure document which complies with Part 6D.2 of the

Corporations Act (disclosure document) so that section 708A(11) of the Corporations Act applies.

(c)

If the Company is in possession of information which is Excluded Information of the Company on the Exercise Date (Relevant Information), and in the majority opinion of the Directors (each acting reasonably) disclosure of that Relevant Information in a cleansing statement pursuant to clause 6(a) or a disclosure document pursuant to clause 6(b) would materially disadvantage the Company or its shareholders, the Company will be not required to comply with clauses 6(a) or 6(b) and the following provisions will apply:

(i)	the Company must take all necessary steps to ensure that the Warrant Shares are freely tradeable in the ordinary course on ASX as soon as possible after the Relevant Information is either:

(A)	included in a continuous disclosure notice of the Company; or

(B)	otherwise no longer taken to constitute Excluded Information; and

(ii)	without limiting the generality of clause 6(c)(i), the Company must:

(A)	if permitted by the Corporations Act, issue a cleansing statement in relation to the Warrant Shares within 1 Business Day of clause 6(c)(i)(A) or clause 6(c)(i)(B) occurring; and

(B)

if the Company has not issued a cleansing statement under clause 6(c)(ii)(A) within 60 days of the Exercise Date, issue a disclosure document so that section 708A(11) of the Corporations Act applies to the Warrant Shares.

(d)

The Company’s obligation to issue a disclosure document under clause 6(b)(iii) or clause 6(c)(ii)(B) is subject to the Warrantholder and its directors (if applicable) giving the consent required under section 720 of the Corporations Act. The Company must do everything reasonably required by the Warrantholder (in accordance with customary procedures and practice) to facilitate the Warrantholders and its directors (if applicable) giving such consent.

7	Adjustments

(a)	The Exercise Price and the Warrant Shares to be issued on exercise of a Warrant shall be subject to adjustment in accordance with the provisions of this clause 7.

(b)

(Reorganisation adjustment) If the Company at any time effects a reorganisation (including a subdivision, consolidation, reduction, return or cancellation) of or in respect of its Ordinary Shares, the rights of the Warrantholder and the terms of the Warrants (including Exercise Price and, if applicable, the Warrant Shares to be issued on exercise of a Warrant) must be adjusted in accordance with the Listing Rules (and these terms and conditions must be construed so as to give effect to that adjustment). Any such adjustment shall become effective at the close of business on the date the relevant reorganisation becomes effective.

(c)

(Pro rata issues) If the Company makes a “pro rata issue” (as such term is defined in the Listing Rules) to the holders of Ordinary Shares, other than an Excluded Offer, the Exercise Price shall be reduced in accordance with the formula in Listing Rule 6.22.2

(d)

(Bonus Issues) If the Company makes a pro rata “bonus issue” (as that term is defined in the Listing Rules) to the holders of Ordinary Shares, other than an Excluded Offer, the number of Warrant Shares per Warrant shall be increased by the number of bonus Ordinary Shares or other securities which the Warrantholder would have received in respect of any Ordinary Share(s) that would have been issued to the Warrantholder had the Warrant been exercised before the record date for the bonus issue.

(e)	(New Issues) The holding of a Warrant does not entitle the Warrantholder to participate in any new issues of Ordinary Shares or other securities of the Company.

(f)

The Company must promptly give written notice to Warrantholders of each adjustment made pursuant to this clause 7. The notice must describe the change and show in reasonable detail the basis for the adjustment.

8	Representations and undertakings of the Company

(a)	The Company makes the following representations and warranties as of each Exercise Date:

(i)	(incorporation) it is validly existing under the laws of its place of incorporation;

(ii)	(power) is has full legal capacity and power to perform its obligations under these terms and conditions;

(iii)	(authorisations) it has in full force and effect all shareholder and board authorisations in each case necessary for it to perform its obligations under these terms and conditions;

(iv)

(binding obligations) its obligations under these terms and conditions constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally);

(v)	(no contravention) its performance of its obligations under these terms and conditions will not contravene its constitution or any Shareholder Approvals by which it is bound;

(vi)

(compliance) the Company is not in breach of its constitution, the Corporations Act, Listing Rules (except where compliance has been waived, or as modified, by ASX) or other applicable laws or regulations or orders of any government agency that are binding on it, any encumbrance, instrument or agreement which is binding on it or any of its assets, or any legally binding requirement of ASIC or ASX; and

(vii)	(not Insolvent) it is not Insolvent.

(b)	The Company undertakes that, so long as a Warrant is outstanding:

(i)	it will take all action that is required by these terms and conditions to ensure that the Warrant Shares may be issued without contravention of the Listing Rules and the Corporations Act; and

(ii)	it will not alter the Constitution in any way that could reasonably be expected to have a material adverse effect on the rights of a Warrantholder.

9	Register and Warrant Certificates

(a)	The Company must create and maintain a register of entitlement to Warrants (Register) at the Registered Office and there shall be entered in the Register:

(i)	the name and address of each Warrantholder;

(ii)	the number of Warrants held by each Warrantholder;

(iii)	the date on which the name of each Warrantholder is entered in the Register in respect of the Warrants registered in that Warrantholder’s name; and

(iv)	the date on which each Warrantholder exercises any Warrants and the number of Warrant Shares in respect of which such Warrants are exercised.

(b)

The Warrantholders or any of them or any person authorised by any such Warrantholder may at all reasonable times during office hours upon one Business Days’ notice inspect the Register and to take copies of or extracts from the Register.

(c)

The Company shall be entitled to treat the person whose name is shown in the Register as a Warrantholder as the absolute owner of a Warrant and, accordingly, shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to, or interest in, such Warrant on the part of any other person whether or not it shall have express or other notice thereof. No express or other notice of any such equitable or other claim to, or interest in, a Warrant shall, except as ordered by a court of competent jurisdiction or as required by law, be entered on the Register in respect of any Warrant.

(d)

The Company must, within 5 Business Days of entering the name of a Warrantholder in the Register, issue to that Warrantholder a Warrant Certificate setting out the Warrants to which that Warrantholder is entitled, as recorded in the Register.

(e)

If any Warrant Certificate becomes defaced then, upon its production to the Board, the Board may cancel the same and may issue without charge a new Warrant Certificate in its place. An entry as to the issue of the new Warrant Certificate shall be made in the Register.

(f)

If any Warrant Certificate is lost or destroyed then, upon the Warrantholder providing a statutory declaration that the Warrant Certificate has been lost or destroyed (and not pledged, mortgaged, charged, sold or otherwise disposed of), the Board will issue without charge a new Warrant Certificate in its place. An entry as to the issue of the new Warrant Certificate shall be made in the Register.

10	Transfer of Warrants

(a)	Warrants are transferable in accordance with the provisions of this clause 10.

(b)	Every transfer of a Warrant shall be made by an instrument of transfer in any usual or common form.

(c)

The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor and the transferee. The transferor shall be deemed to remain the holder of the Warrants until the name of the transferee is entered in the Register in respect thereof.

(d)

The Board may decline to recognise any instrument of transfer of a Warrant unless such instrument is deposited at the Registered Office accompanied by the Warrant Certificate to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. The Board may waive production of any Warrant Certificate upon production to it of satisfactory evidence of the loss or destruction of such instrument together with such indemnity as the Board may require.

(e)

The Company shall not be entitled to charge any fee for the registration of a transfer of a Warrant or for the registration of any other documents in connection with such transfer which, in the reasonable opinion of the Board, require registration.

(f)	The registration of a transfer shall be conclusive evidence of the approval by the Board of the transfer.

(g)	All instruments of transfer which are registered by the Company shall be retained by the Company.

11	Amendments and Waiver of Rights

(a)

The Company may not change, alter or abrogate any or all of the rights for the time being attached to the Warrants may (whether or not the Company is being wound up) without the prior consent in writing of any one or more Warrantholders holding at least 75 percent of the issued Warrants. and shall be effected by an instrument by way of deed poll executed by the Company and expressed to be supplemental to this Deed.

(b)

A waiver of any or all of the rights for the time being attached to the Warrants may only be given in writing signed by any one or more Warrantholders holding at least 75 percent of the issued Warrants. Any alteration, abrogation or waiver made in accordance with clause 11(a) is binding on all Warrantholders, whether or not they gave their consent.

12	Notices

12.1	How To Give Notices

A notice in connection with these terms and conditions must be:

(a)	in writing in English;

(b)	signed by the party or its agent; and

(c)	given to the recipient either by hand delivery, pre-paid mail or email, in each case addressed in the manner set out below:

Company

Address: 31	Dalgleish Street, Thebarton SA 5031

Email: jmoschakis@bionomics.com.au

Contact: Company	Secretary

Warrantholders

The address for the relevant Warrantholder as set out in the Register from time to time.

12.2	Change of Details

(a)	The Company may at any time change any of its address details set out in clause 12.1 by not less than 5 Business Days’ notice to each Warrantholder.

(b)	If details are so changed, this clause applies as if those changed details were set out in clause 12.1.

12.3	Proof of Notices

(a)	Any notice given in accordance with clause 12.1 shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(i)	if delivered by hand delivery, on delivery; and

(ii)	if sent by pre-paid mail, on the second Business Day after posting., or on the seventh Business Day after the date of posting if posted to or from a place outside Australia.

(iii)	if sent by email on the date of transmission, if transmitted before 5:00 pm (Brisbane time) on any Business Day, and in any other case on the Business Day following the date of transmission.

(b)

In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted by prepaid first class airmail and that the email was properly addressed and transmitted.

(c)

This clause 12.3 shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this document.

Annexure 1 – Form of Warrant Certificate

BIONOMICS LIMITED (the Company) (ABN 53 075 582 740)

Warrant Certificate

Certificate No.

Date of Issue:

Name and Address of Warrantholder: [insert]

Number of Warrants: [#]

Maturity Date: [date that is 36 months after the EGM]

THIS IS TO CERTIFY that the Warrantholder named above is the Registered Holder of the number of Warrants specified above, governed by the terms and conditions set out in the instrument entered into by the Company by way of deed poll relating to Warrants to subscribe for Ordinary Shares in the Company dated                  (the Deed) and subject to the Constitution. Terms defined in the Deed have the same meanings when used in this Warrant Certificate.

Executed by Bionomics Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:

Director signature	Director/Secretary signature

Director full name (BLOCK LETTERS)	Director/Secretary full name (BLOCK LETTERS)

Annexure 2 – Form of Notice of Exercise

To:	The Directors

Bionomics Limited (the Company)

[Date]

We hereby exercise [#] Warrants represented by the accompanying Warrant Certificate.

We direct the Company to issue the Warrant Shares to us in accordance with clause 4 of the Warrant Terms and Conditions.

If applicable, we request that a Warrant Certificate for any balance of our Warrants remaining exercisable be sent at our own risk by post to us.

We agree that any Warrant Shares issued to us are issued subject to the Constitution of the Company.

Terms defined in the [deed poll] relating to Warrants dated [Insert date] have the same meanings when used in this Notice of Exercise.

Signed

by

for and on behalf of [insert name] of Warrantholder)

Director/Secretary